Exhibit 10.15

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

STRATEGIC COOPERATION FRAMEWORK AGREEMENT

This Strategic Cooperation Framework Agreement (this “Agreement”) is made by the following parties in Nanshan District, Shenzhen, PRC on December 28, 2018:

(1)              Shenzhen Tencent Computer Systems Co., Ltd. (深圳市腾讯计算机系统有限公司), a company incorporated in accordance with the laws of the PRC, whose registered address is at 5th — 10th Floor, Feiyada Building, No.1 South Road, High Tech Zone, Nanshan District, Shenzhen (“Tencent Computer”);

(2)              KE Holdings Inc., a company incorporated in accordance with the laws of Cayman Islands, whose registered address is at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman, KY1-1002, Cayman Islands (“LJ Cayman”);

(3)              Jinbei (Tianjin) Technology Co., Ltd. (金贝(天津)技术有限公司), a company incorporated in accordance with the laws of the PRC, whose registered address is at No.28, Room 212, 2nd Floor, Office Building C, Nangang Industrial Multiple Service Zone, Economy and Technology Development, Tianjin (“LJ WFOE”);

(4)              Tianjin Xiaowu Information & Technology Co., Ltd. (天津小屋信息科技有限公司), a company incorporated in accordance with the laws of the PRC, whose registered address is at No.59, Room 112, 1st Floor, Office Building C, Nangang Industrial Multiple Service Zone, Economy and Technology Development, Tianjin (“Tianjin Xiaowu”); and

(5)              Beijing Lianjian Real Estate Brokerage Co., Ltd. (北京链家房地产经纪有限公司), a company incorporated in accordance with the laws of the PRC, whose registered address is at Room 610, No. 16 Building, No. 5, Yard, Jiangtai Road, Chaoyang District, Beijing (“Beijing LJ Broker”, together with LJ WFOE and Tianjin Xiaowu, collectively, “LJ China”, LJ China and LJ Cayman, collectively referred to as the “LJ Entities”, each a “LJ Entity”).

Tencent Computer and LJ Entities are each referred to as a “Party”, and collectively referred to as the “Parties”.

WHEREAS:

(1)              Tencent (as defined below) is one of the largest internet services providers in the PRC, and is one of the internet enterprises that serve the largest number of users in the PRC.

(2)              LJ Group (as defined below) is the operator of a leading platform in the real estate and lifestyle service industry in the PRC, which conducts new property, second hand property, property rental, real estate brokerage, decoration and Franchising (as defined below) business (“LJ’s Principal Business”) and operates www.lianjia.com, www.ke.com and other operation platforms and APPs that are related to LJ’s Principal Business.

(3)              On November 8, 2018, Tencent Mobility Limited, Parallel Galaxy Investment Limited and LJ Cayman and certain other parties thereto entered into a Share Purchase Agreement (as defined below), pursuant to which, Tencent Mobility Limited and Parallel Galaxy Investment Limited agree to subscribe for an aggregate number of 42,105,263 Series D Preferred Shares of LJ Cayman.

(4)              The Parties intend to increase the competitive advantages of LJ Group both in online and offline areas and to expand the user base of LJ Group by the strategic cooperation contemplated in this Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the Parties agree as follows in respect of the strategic cooperation:

1                     DEFINITION AND INTERPRETATION

1.1           Definition

Unless otherwise provides or defined in the Agreement, the following terms shall have the following respective meanings:

“Confidential Information”

means: (i) any non-public material that is related to incorporation, business, technology, investment, finance, trade, transaction or matters of any Party , whether it is in writing, oral, or other forms, (ii) the existence and content of this Agreement, the terms of any other agreements made in accordance with this Agreement; and (iii) any material that is marked to be confidential by a Party, or any materials that contain any Confidential Information.

“Force Majeure”

means any event that cannot be reasonably controlled by any Party (including strikes, suspension or other conduct in the industry, act of God, war or war threats, accident, intentional riots, breakdown or interruption of settlement system, suspension or interruption of bank or any other event that is deemed as a Force Majeure event according to international business customs).

“Restructuring Memorandum”	means the Beike Group Restructuring Plan set forth in Exhibit I attached to the Share Purchase Agreement or other relevant written agreements concluded by Tencent and LJ Group (if any).

“Restructuring Agreement”

means the Framework Agreement on Onshore and Offshore Restructuring Transactions of Beike Group made by Beijing LJ Broker, Beijing Boheng Taihe Advertising Co., Ltd., Tianjin Xiaowu, LJ Cayman and certain other parties thereto on December 5, 2018.

“Restructuring”	means the relevant provisions in the Restructuring Memorandum and the Restructuring Agreement.

“Business Day”	means a day that is not a Saturday, Sunday or any statutory public holiday in the PRC.

“Affiliate”

in respect of a certain entity, means any other entity that, directly, or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such entity; in the case of a natural person, means the close relative of such person, including, such person’s parents, spouse, adult children and their respective spouse, siblings and their respective spouse.

“Share Purchase Agreement”

means the Series D Preferred Shares Purchase Agreement made by Tencent Mobility Limited, Parallel Galaxy Investment Limited, LJ Cayman and certain other parties thereto in respect of subscription of Series D preferred shares of LJ Cayman on November 8, 2018.

“Series D Purchase Price”	means the Series D Purchase Price as defined in the Share Purchase Agreement.

“Transaction Documents”	means the Transaction Documents as defined in the Share Purchase Agreement. This Agreement is a part of Transaction Documents.

“Control”

in case of relationship between two or more entities, means the power or authority, whether exercised or not, to direct the business, matters, management and policies of such entity, directly or indirectly, whether through ownership of shares, voting rights, voting securities, by contract, contractual arrangements, trust or otherwise, including, (i) having more than fifty (50%) of issued and outstanding shares or equity interests in such entity, directly or indirectly; (ii) having more than fifty percent (50%) of the votes rights of such entity, directly or indirectly; or (iii) power to control the composition of a majority of the board of directors or similar authority of such entity, directly or indirectly. The terms “Controlled” and “under common Control” have meanings correlative to the foregoing.

“Effective Date”

means the effective date of this Agreement. This Agreement shall become effective upon the Closing under the Share Purchase Agreement simultaneously. The Effective Date hereof shall be the Closing Date under the Share Purchase Agreement.

“Applicable Laws”

means, in the case of any person, all applicable laws, regulations, rules, instructions, treaties, judgements, orders, notices, decrees and judicial interpretations of the any governmental agency, regulatory authority and securities exchange commissions.

“Restricted Persons”	means the Restricted Persons as defined in the Transaction Documents.

“Franchising”

means the enterprise having operation recourses, such as trademark, logo, patent, and know-how (the “Franchisor”) contractually licenses such operation resources to other business operators (the “Franchisee”), whereby the Franchisee operate its business under the same business model in accordance with the franchise agreement and in return, the Franchisee pays certain fees to Franchisor. For the purpose of this Agreement, the Franchising business operated by LJ Group set forth in this Agreement refers to the second-hand real estate brokerage business under the brand of De You (德佑) conducted by Shanghai Lianjia Real Estate Brokerage Co., Ltd.

“Tencent”	means TENCENT HOLDINGS LIMITED and its Affiliates Controlled by it (may refer to as one or several companies, subject to the provisions of this Agreement).

“LJ Group”

means LJ Cayman and its Controlled Affiliates, Beijing LJ Broker and its subsidiaries, Beijing Boheng Taihe Advertising Co., Ltd. and its subsidiaries, Tianjin Xiaowu Information & Technology Co., Ltd. and its subsidiaries (it can be referred to as one or several companies, subject to the provisions of this Agreement). For the avoidance of doubt, this definition shall include any entity that becomes the Affiliate Controlled by LJ Cayman, the subsidiary of Beijing LJ Broker, Beijing Boheng Taihe Advertising Co., Ltd., or Tianjin Xiaowu Information & Technology Co., Ltd. after execution of this Agreement.

“LJ Platform”

means Lianjia’s website (www.lianjia.com), Beike’s website (www.ke.com) and the mobile applications, Weixin Official Accounts, Weixin Mini Programs and other related platforms in connection with LJ’s Principal Business operated by LJ Group, including any self-owned platform and website created by LJ China in accordance with this Agreement (if there is any change to any domain name or mobile application in connection with LJ Platform after this Agreement becomes effective, this definition shall include such new websites and mobile applications. For the avoidance of any doubt, such change shall include but not limited to change of name, supplementing or amending any websites or mobile applications that is similar or identical in nature or function to that of the original websites or mobile applications).

“Weixin”

means the cross-platform communication tool provided by Tencent in the PRC, supporting real time communication between two or multiple individuals via text, voice messages, pictures and videos, including functions and services such as Weixin Official Account, and Weixin open platform, etc. (excluding WeChat, the international version).

“Weixin Pay Entry Point”

means the service entry points on Weixin Pay’s existing interface; for example, the entry point of ‘Movies, Shows and Matches’ on the Weixin Pay interface of the current version of Weixin APP (iOS 6.7.3) is one of the Weixin Pay Entry Points. For the purpose of this Agreement, the category name (such as “Movies, Shows and Matches”) is subject to adjustment. Tencent reserves the right to adjust relevant details in accordance with its business needs at any time, such as the category name, logo and the specific location and interface of the Weixin Pay Entry Points.

“Weixin Pay”

means the payment solution available on Weixin, with multiple means of payment such as scanning of QR code, in-APP payment, Weixin Official Account payment and other methods developed by Weixin after execution of this Agreement.

“Function Placement”	means the navigation bar on top of Household Channel on QQ.com, which is set forth in the Part A of Exhibit B attached to this Agreement as of the date hereof.

“Advertising Placement”	means the modules for placing advertisements on the page of the Household Channel on QQ.com.

“Content Placement”	means the spaces and modules other than function modules and advertising modules on the page of the Household Channel on QQ.com.

“Content Page”	means every level of page via the Content Placement.

“QQ.com”	means the web portal (http://www.qq.com) operated by Tencent.

“QQ.com Channel”

means on QQ.com, the page that can be accessed by the categorized items shown on the navigation bar of the home page of QQ.com. For example, the page that can be accessed by “News” on the navigation bar of the home page of QQ.com is one of the QQ.com Channels. The name of each channel, such as “News”, is subject to the category of such item. Tencent reserves the right to adjust relevant details in accordance with its business needs at any time, such as the category name, logo, navigation bar and the specific location and interface of each QQ.com Channel.

“Tencent News APP”	means the news application operated by Tencent, such as the current ‘Tencent News’ APP (iOS and Android versions).

“Tencent News APP Channel”

means the pages that can be accessed by the categorized items shown on the multiple levels of the navigation bar on the interface of Tencent News APP. For example, the page of “Videos” under the “Channels” in the current version of Tencent News APP (iOS 5.6.81) is one of the Tencent News APP Channels. For the purpose of this Agreement, all websites on Tencent News APP Channels shall be placed on servers provided on Tencent, under the domain name of qq.com. The name of each item, such as “Channels” and “Videos, is subject to the category of such item. Tencent reserves the right to adjust relevant details in accordance with its business needs at any time, such as the category name, logo, navigation bar and the specific location and interface of Tencent News APP Channels.

“Term”	means the term of this Agreement, namely, (i) the termination date of the Business Cooperation, or (ii) the earlier date pursuant to the provisions in respect of early termination in this Agreement.

“PRC”	the People of Republic of China, which, for purposes of this agreement only, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region or Taiwan.

1.2           Interpretation

In this Agreement, except as otherwise expressly provided:

(1)             The headings of articles hereof are inserted for convenience only and neither limit nor amplify the provisions of this Agreement;

(2)             “including” means “including without limitation”; and

(3)             The “month” or “year” referred to herein is from a certain day in that month or that year to the same day in the following month or year.

2                     COOPERATION

2.1           The Parties agree that Tencent will provide LJ China with the access for the Weixin Pay Entry Point, relevant QQ.com Channels or their respective entry points, Tencent News APP Channels, and Tencent will provide advertising and Tencent Cloud services to LJ China (the “Business Cooperation”) pursuant to the Tencent Cooperation Plan and Principles set out in Exhibit A. The Business Cooperation shall be deemed as the in-kind contribution in respect of the Series D Purchase Price payable by Tencent. The details on the cooperation term and commencement date of the aforementioned matters are set out in Exhibit A hereto. The Parties agree to negotiate in good faith to resolve relevant issues if there is any change to the original cooperation resources during the Term of the Business Cooperation.

2.2           In terms of the Business Cooperation, if LJ China intends to register or use any software, product, function, interface (including but not limited to Weixin, QQ.com and Tencent News APP) and any form of the Intellectual Property developed, owned or operated by Tencent, LJ China shall conform with all Tencent’s agreements and rules in connection with such software, product, function and interface, including without limitation, the service agreement, sole function agreement and operation principles.

2.3           Each of the LJ Entities agrees and covenants to use Weixin Pay as the default payment method for any payment made by their users on the relevant online product platforms operated by LJ Group. Each of the LJ Entities further covenants that (i) it will cause Weixin Pay to appear with priority to other payment methods (i.e. sticky) in respect of payment functions on the relevant online product platforms operated by LJ Group with marks as “Recommended” or other similar words or marks; and (ii) it will display other payment methods in the form agreed by the Parties. For the purpose of protection of the option right of users, each of the users may, at his/her own discretion, select his/her preferred payment method. LJ Group shall not fold or hide Weixin Pay on the check-out page of its online products platforms by any means for any reason. LJ Group shall cause Weixin Pay to appear with priority to other payment methods in all relevant advertising materials in connection with payment used by its offline stores. LJ Group shall conform with the framework standards of Weixin to complete the construction and display of payment methods when conducting its business on the Weixin platforms (including without limitation, Weixin Pay Entry Point, Weixin Official Accounts, and Weixin Mini Programs), so as to maintain the level of users’ experience and secure the stability of connection systems.

2.4           Subject to the provisions in Section 2.3, during the Term of the Business Cooperation, LJ Group may use the payment method exclusively owned and used by LJ Group (the “LJ’s Own Payment Method”) as the default payment method on the relevant online product platforms operated by LJ Group. LJ Group shall cause the LJ’s Own Payment Method to appear with priority to other payment methods in respect of payment page on the relevant online product platforms operated by LJ Group with marks as “Recommended” or other similar words, and cause Weixin Pay to be the second priority in the payment methods and be marked as “Recommended” or other similar words. Other payment methods shall be displayed in the form agreed by the Parties. LJ Group may cause LJ’s Own Payment Method to appear with priority to other payment methods and recommend users to use it in all relevant advertising materials in connection with payment used by its offline stores. Notwithstanding the forgoing, LJ Group shall cause Weixin Pay to appear with priority to other payment methods (other than LJ’s Own Payment Method) and recommend users to use Weixin Pay in such materials. The forgoing is referred to as the Self-Owned Payment Arrangement. Given prior to execution of this Agreement, Caifutong Payment Technology Co., Ltd. (财付通支付科技有限公司) and Beijing Lifangtong Payment Technology Co., Ltd. (北京理房通支付科技有限公司) entered into an Cooperation Agreement and a Supplementary Agreement to the Cooperation Agreement on October 30, 2018, whereby the parties thereto reach an agreement in respect of payment arrangement, such as default payment method, priority of payment methods and adding “Recommended” marks (the “Original Agreement”). The Parties agree to perform their respective obligations in respect of the payment arrangement under the Original Agreement during the term of the Original Agreement. Upon the expiration of the Original Agreement, the Parties shall perform their respective obligations in respect of the Self-Owned Payment Arrangement under this Section 2.4 or other arrangement otherwise agreed by the Parties. Notwithstanding the forgoing in Section 2.4, the Parties acknowledge that if there is any conflict between the written agreement otherwise made by Tencent Computer (or its Affiliates) and LJ Entities (or its Affiliates) and the provisions in this Section 2.4, the former written agreement made by Tencent Computer (or its Affiliates) and LJ Entities (or its Affiliates) shall prevail.

2.5           Within three (3) years after the Effective Date, if LJ Group intends to use any cloud services, it shall use Tencent Cloud with priority, provided that the overall cooperation terms and conditions provided by Tencent Cloud to LJ Group is not less favourable than those provided by other third parties. Tencent Cloud services include without limitation public cloud, internet infrastructure, public internet broadband, personalized servers, security components, software structure and related operation and maintenance services.

2.6           Without the prior written consent of Tencent, LJ China shall not:

(1)             license or sub-license any technology for entry point, security agreement, certificate, technology plan or technical information in connection with the business cooperation contemplated hereunder to any third party or use such information for any purpose other than for the purpose of the business cooperation contemplated hereunder, whether directly or indirectly;

(2)             disclose either the technology plan or technical information owned by Tencent to any third party;

(3)             provide any product or service (including but not limited to trademarks, websites, texts, images, audios, videos and tables) provided by Tencent (including but not limited to Tencent Computer) in connection with the Business Cooperation to any third party or license any third party, in any means, to use such products or services; or

(4)             use any materials on users obtained from the business cooperation contemplated hereunder for any purpose other than for the purpose of the business cooperation contemplated hereunder (including but not limited to sending to users any information or notices that are irrelevant to the products and services purchased by the users) or disclose such materials to any third party.

For the avoidance of doubt, LJ China may disclose such information to any entity of the LJ Group, provided, however, that such disclosure is limited to the extent necessary and any of the receiving parties are under the confidentiality obligations similar to those of LJ China.

2.7           The Parties hereby acknowledge that, upon execution of this Agreement (including all exhibits hereto), the obligations of in-kind contributions under the Share Purchase Agreement shall be deemed to be fully performed by Tencent. Tencent shall have full rights and ownership of the purchased shares under the Share Purchase Agreement and its ownership of such shares shall not be affected by any amendment, performance, expiration or termination of this Agreement. If this Agreement is terminated earlier and the Parties have any issue on indemnification, the Parties shall resolve such issue in accordance with the relevant provisions in the Share Purchase Agreement and this Agreement.

2.8           Unless otherwise agreed by the Parties, the Parties or their respective Affiliates shall refer to the Tencent Cooperation Plan and Principles and sign a detailed cooperation agreement or other written documentation for the Business Cooperation (the “Specified Business Cooperation Agreement”).

2.9           Each of the LJ Entities covenants that it has obtained the relevant qualifications for the provision of the products and services in respect of the Business Cooperation to users or other third parties and will not infringe any interest of Tencent, users or any third parties. LJ Entities will be responsible for all obligations and liabilities arising from such claims and indemnify and hold harmless Tencent, users of Tencent and other parties from and against any and all losses suffered by such party.

2.10    The Parties acknowledge that LJ Group is in the process of Restructuring and the PRC entities in the LJ Group (other than LJ China) (the “LJ New Operation Entities”, each, a “LJ New Operation Entity”) will participate in the Business Cooperation with Tencent, provided that it is approved by Tencent in writing. Each of the LJ Entities shall cause each of LJ New Operation Entities to become a party of this Agreement and the Specified Business Cooperation Agreement and perform the obligations performed by the relevant LJ Entities under such agreements, where Tencent shall provide necessary cooperation (if necessary, including cooperation with the execution of a joinder agreement by the LJ New Operation Entity approved by Tencent).

3                     REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1           Each Party represents and warrants to the other Parties that as of the execution date of this Agreement：

(1)             Such Party is legally incorporated and existing in accordance with the Applicable Laws of the place of its incorporation, and has the full power and authorizations to sign, deliver and perform this Agreement and to implement the cooperation contemplated hereunder;

(2)             The execution and delivery of this Agreement by such Party and the implementation of the cooperation contemplated hereunder have been properly authorized by the governance authorization of this Party. The execution, delivery and performance of this Agreement by such Party does not violate or contravene the provisions of its organizational documents nor does it violate or contravene any Applicable Laws on its assets, businesses or properties; and

(3)             This Agreement shall constitute legal, effective and binding obligations on such Party provided that such Party properly authorizes, signs and delivers this Agreement.

3.2           The Parties shall cooperate with each other to ensure the Business Cooperation contemplated hereunder are carried out in legitimate manners.

4                     CONFIDENTIALITY

4.1           General Obligations

Each Party hereby undertakes to other Parties that it will not disclose any Confidential Information to any third party without the consent of said Parties.

4.2           Exceptions

The provisions of Section 4.1 do not apply under any of the following circumstances:

(1)             A Party may disclose the Confidential Information to its directors, current or future partners, shareholders, senior officers, employees, consultants, auditors, or professional consultants (collectively referred to as “Representatives”) for the purpose of performance of this Agreement, provided that such Representatives is bounded by the same confidentiality obligations applicable to the disclosing Party;

(2)             A Party may disclose the Confidential Information that has become known to public or entered into the public domain, provided that the publication of such disclosure is not resulted from violation of this Agreement by any of the disclosing Party or its Representative;

(3)             A Party may disclose the Confidential Information to its Affiliates; and

(4)             A Party may disclose the Confidential Information according to the Applicable Laws or rules of any stock exchange where the securities of the Party or its parent company are listed for trading, the requirements of any judicial or regulatory procedures, or requirements of the litigation or other proceedings in connection with this Agreement, provided that the disclosing Party notifies other Parties in advance and limit the scope of the disclosure to the extent as required by the relevant rules, laws and procedures, and such disclosing Party is subject to any practicable confidentiality arrangement.

4.3           Notwithstanding the provisions of Section 4.2 above, the Parties shall cooperate with each other to adjust or re-sign this Agreement and other Business Cooperation agreements to ensure that fulfillment of obligations under the Section 4.1, to the maximum extent of the satisfaction of necessary disclosure requirements, subject to the relevant regulations and rules and provided that the rights and obligations of the Parties are not changed.

5                     NOTICE

5.1           Form of Notice

All notices under this Agreement (“Notice”) shall be made:

(1)                in writing;

(2)                in Chinese; and

(3)             Delivered to the address or email address of the recipient as specified in Section 5.3, by hand or via a well-known domestic express delivery service, or delivered to other address or email address as notified by the recipient no later than five (5) Business Days before sending the notice.

5.2           Service

The Notice shall be deemed to be formally served under the following circumstances unless an earlier delivery is proved by evidence:

(1)             When hand delivered to the other Party, upon the delivery to the address as set out in Section 5.3;

(2)             When delivered by a well-known domestic express delivery service provider, three (3) Business Days after delivery; and

(3)             If sent via email, upon confirmation of delivery from the receiving Party by email or any other methods.

5.3           Contact

To Tencent：

Address: Tencent Binhai Building, No. 33 Haitian Second Road, Nanshan District, Shenzhen, Guangdong, China

Zip Code: 518064

Attn: ****************

Email: ****************

Copy to:

Address: Tencent Binhai Building, No. 33 Haitian Second Road, Nanshan District, Shenzhen, Guangdong, China

Zip Code: 518064

Attn: ****************

Email: ****************

To LJ Entities：

Address: Building 16, No.5 Courtyard, Jutai Road, Chaoyang District, Beijing

Attn: ****************

Email: ****************

6                     EFFECTIVENESS, AMENDMENTS AND TERMINATION

6.1           This Agreement shall be duly executed by the Parties (in the case of onshore entities, with the seal of such entity; in the case of offshore entities, with the signature of authorized signatory) and become effective on the Effective Date.

6.2           This Agreement shall be terminated upon:

(1)              mutual agreement by the Parties; or

(2)              the expiration date where the Parties fail to reach an agreement on extension.

6.3           Upon the occurrence of any of the following events, Tencent Computer shall be entitled terminate the relevant Business Cooperation by written notice to LJ Entities:

(1)             if, during the Term of cooperation, any of the LJ Entities breaches applicable laws, regulations, policies or requirements of any governmental authority or regulatory authority in any material respects, or breaches any relevant platform principle, service agreement, sole function agreement or operation standards of Tencent, or materially breaches any obligation hereunder, or materially infringes any interest of any third party, or causes material damages to Tencent due to its misconduct, or causes adversely material impact on the publicity, brand or reputation of Tencent, and fails to rectify or eliminate such effect within the period reasonably specified by Tencent;

(2)             any of the LJ Entities materially breaches any provisions of this Agreement or the Specified Business Cooperation Agreement and fails to rectify such breach within the period specified by Tencent;

(3)             any suspension of the matters on the Business Cooperation more than ninety (90) days or any other period of time otherwise agreed by the Parties pursuant to Section 6.4 hereof.

6.4           Upon the occurrence of any of the following events, Tencent Computer may notify the relevant LJ Entities in writing to suspend all or part of the matters on the Business Cooperation (at the sole discretion of Tencent, the period of suspension shall be excluded from the calculation of the applicable period of the Business Cooperation). The Parties shall not restart the suspended cooperation under this Agreement until LJ has resolved the relevant issues or performed its obligations pursuant to applicable Transaction Agreements to the reasonable satisfactory of Tencent (the applicable period of the Business Cooperation shall be extended accordingly. For the avoidance of doubt, if any BusinessCooperation matter is suspended more than ninety (90) days or any other period of time otherwise agreed by the Parties, Tencent shall be entitled to terminate the relevant Business Cooperation in accordance with Section 6.3):

(1)             any of the LJ Entities materially breaches any provision of the Share Purchase Agreement (including the Restructuring Memorandum) or Restructuring Agreement and such entity fails to rectify such breach within the period required by Tencent;

(2)             the LJ Entities fail to complete the Restructuring pursuant to the Share Purchase Agreement (including the Restructuring Memorandum) or Restructuring Agreement and fail to rectify within the period of time agreed by Tencent;

(3)             any of the LJ Entities breaches the provisions on the Restricted Persons under the Transaction Documents; or

(4)             the occurrence of any of the Liquidation Event, Trade Sale or Redemption Triggering Event under the Transaction Documents.

6.5           Upon the occurrence of any of the following events, the Parties shall negotiate in good faith to resolve the relevant issues:

(a)             any cooperated business under this Agreement is unable to continue due to any applicable laws, regulations, policies, requirements imposed by the applicable governmental authority or regulatory authority or any governmental conduct; or

(b)             if any of the Force Majeure lasts more than six (6) months and the Party affected by such Force Majeure is unable to perform its principal obligations hereunder.

6.6           If this Agreement is terminated or suspended pursuant to Section 6.3 or Section 6.4, unless otherwise agreed in the Specified Business Cooperation Agreement, the Specified Business Cooperation Agreement shall be deemed to be terminated or suspended simultaneously.

6.7           Unless otherwise agreed by the Parties, all rights and obligations of the Parties under this Agreement shall terminate upon the termination of this Agreement, provided that:

(1)             The termination of this Agreement shall not affect the obligations and liabilities existed prior to the termination of this Agreement; and

(2)             Section 4 (Confidentiality), Section 5 (Notice), Section 7 (Liability of Breach of Contract), and Section 8 (Governing Law and Dispute Resolution) shall survive any termination of this Agreement.

7                     LIABILITY OF BREACH OF CONTRACT

7.1                     If a Party fails to perform any of its obligations hereunder, such Party (the “Defaulting Party”) shall be deemed as breach of contract. The Defaulting Party shall rectify such breach within ten (10) Business Days upon receipt of notice stating the details on breach of contract from the other Party (the “Non-defaulting Party”) or other longer period of time otherwise agreed by the Non-defaulting Party. If the Defaulting Party fails to rectify such breach with such prescribed period of time, the Defaulting Party shall indemnify the Non-defaulting Party from any actual losses incurred by the Non-defaulting Party, without limiting the Non-defaulting Party’s rights to obtain other remedies hereunder.

7.2                     If Tencent breaches any provision by cancelling the Weixin Pay Entry Point, QQ.com Channels or its portals, or Tencent News APP Channel portal opened by LJ China, Tencent shall be liable for breach of contract to LJ Entities.

7.3                     The Parties hereto acknowledge and agree that such Party signs this Agreement on behalf of itself or its respective Affiliates and is obliged to cause and procure its respective Affiliates to conform with and perform this Agreement.

8                     GOVERNING LAW AND DISPUTE RESOLUTION

8.1                     Governing Law

The conclusion, validity, interpretation and implementation of this Agreement shall be governed by and interpreted in accordance with the Applicable Laws of PRC.

8.2                     Dispute Resolution

(1)             If there is any dispute, conflict or claim arising out of or related to this Agreement (including but not limited to: (i) any contractual, pre-contract or non-contractual rights, obligations or liabilities; and (ii) the conclusion, effectiveness and termination of this Agreement) (the “Disputes”), the Disputes shall be settled by the representative of each Party through friendly negotiation.

(2)             If the Dispute is resolved through negotiations within fifteen (15) days from the date of occurrence of the Dispute, no Party can claim against the other Parties for the losses it suffered due to the Dispute. If the Dispute fails to be resolved within fifteen (15) days from the date of occurrence of the Dispute in accordance with the above Section 8.2 (i), the Parties agree to submit the Dispute to the China International Economic and Trade Arbitration Commission in Beijing for exclusive and final resolution. The arbitration shall be conducted in accordance with the commission’s arbitration rules in effects when the dispute is submitted for arbitration, and the arbitration rules shall be deemed to be incorporated into this Agreement by reference. The arbitration award shall be final and binding upon the Parties. Unless otherwise ruled by the arbitration award, the arbitration fees shall be borne by the losing Party.

(3)             The Parties agree that, without prejudice to the right of the Parties to bring the Dispute to arbitration in accordance with the above section, prior to the Dispute is being resolved through negotiations between the Parties or is being arbitrated by the arbitration tribunal, the Parties shall continue to perform their respective obligations under this Agreement, unless otherwise adjudicated by the arbitration tribunal or it is determined that the continuous performance is impossible considering the situation of the Dispute.

9                     MISCELLANEOUS

9.1           Independent Contracting Party

During the performance of this Agreement, the contracting Parties hereto are independent from each other, and no contents of this Agreement shall be interpreted to have created any other relationship between the Parties, including agency, partnership and employment relationship. Neither Party has any right or power to impose any obligations on or act on behalf of the other Parties. Neither Party may claim itself as the manager, partner, employee, nor agent of the other Parties due to existence of this Agreement, the cooperation contemplated hereunder or for any other reasons.

9.2           Severability

If any provision of this Agreement is determined to be invalid or ineffective under any Applicable Laws, such provision shall be deemed to be invalid or ineffective only to the extent necessary, and the Parties shall immediately negotiate in good faith to reach consensus to revise the invalid or ineffective provision in the manner permitted by laws so as to achieve the original commercial purpose of the invalid or ineffective provision. If any provision under this Agreement becomes invalid, illegal or unenforceable, the validity of the remaining provisions shall not be affected.

9.3           Assignment

Without the prior written consent of Tencent Computer, none of the LJ Entities can assign all or any part of its rights or obligations under this Agreement to any third Party. Any such assignment or attempted assignment in violation of this Article shall be invalid.

9.4           Fees

Unless as otherwise expressly stipulated in this Agreement or otherwise expressly agreed by the Parties in writing, each Party shall bear its own fees and expenses incurred in connection with negotiation, preparation, execution and implementation of this Agreement and all other documents referred in this Agreement.

9.5           Supplement and Amendment

Any supplement and amendment to this Agreement can only be made in writing and shall take effects after being signed or affixed with the official seal by the authorized representatives of the Parties.

9.6           Waiver

Except as otherwise provided in this Agreement, any failure or delay in the exercise of any right or remedy described in this Agreement or granted by Applicable Laws does not impair such right or remedy, or constitute a waiver of such right or remedy, or constitute waiver of any other rights or remedies. The sole or partial exercise of any right or remedy described in this Agreement or granted by Applicable Laws does not prevent the further exercise of such right or remedy or the exercise of any other rights or remedies.

9.7           Non-exclusive Relief

The rights and remedies granted to the Parties under this Agreement are cumulative and do not prevent other rights or remedies to which they are entitled under the Applicable Laws.

9.8           Counterparts

This Agreement is signed in multiple counterparts. Each executed and delivered copy is an original copy and shall have same legal effects.

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IN WITNESS WHEREOF, the Parties to this Agreement have caused their respective duly authorized representatives to sign this Agreement on the date as first mentioned above.

Shenzhen Tencent Computer System Co., Ltd. (Seal)

By:	/s/ Shenzhen Tencent Computer System Co., Ltd.
Name:
Title:

IN WITNESS WHEREOF, the Parties to this Agreement have caused their respective duly authorized representatives to sign this Agreement on the date as first mentioned above.

KE Holdings Inc.

By:	/s/ ZUO Hui
Name: ZUO Hui
Title: Director

Jinbei (Tianjin) Technology Co., Ltd. (Seal）

By:	/s/ Jinbei (Tianjin) Technology Co., Ltd.
Name: (Seal)
Title:

Tianjin Xiaowu Information & Technology Co., Ltd. (Seal)

By:	/s/ Tianjin Xiaowu Information & Technology Co., Ltd. (Seal)
Name: (Seal)
Title:

Beijing Lianjian Real Estate Brokerage Co., Ltd. (Seal)

By:	/s/ Beijing Lianjian Real Estate Brokerage Co., Ltd. (Seal)
Name: (Seal)
Title:

Exhibit A

Tencent Cooperation Plan and Principles

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Exhibit B

Function Placement/Function Modules

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